UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

Mr. Vasquez and Dr. Sievers Retention Bonuses

In lieu of a bonus plan for the first eight months of 2026, on March 17, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of BioAtla, Inc. (the “Company”) approved a retention bonus program for certain Company employees, including the following executive officers: Christian Vasquez, the Company’s Chief Financial Officer, and Eric Sievers, M.D., the Company’s Chief Medical Officer. For 2025, no bonuses were earned by any of the Company’s employees, including the Company’s executive officers, as the Compensation Committee had earlier determined that threshold achievement of certain financial milestones and business objectives were not met for 2025. In addition, the Compensation Committee and the Board determined that there would be no salary increases for 2026 for any of the Company’s employees, including its executive officers.

The retention bonuses for Mr. Vasquez and Dr. Sievers each provide for two separate cash payouts contingent upon the achievement of (i) certain financial and capital raising milestones by May 31, 2026 (“Milestone #1”) and (ii) certain financial and capital raising milestones by August 31, 2026 (“Milestone #2”). With respect to Mr. Vasquez, the target retention bonus amount for Milestone #1 is $37,222, representing 10% of Mr. Vasquez’s annual base salary, and the target retention bonus amount for Milestone #2 is $148,888, representing 40% of Mr. Vasquez’s annual base salary. With respect to Dr. Sievers, the target retention bonus amount for Milestone #1 is $53,063, representing 10% of Dr. Sievers’ base salary, and the target retention bonus amount for Milestone #2 is $212,252, representing 40% of Dr. Sievers’ base salary. The payouts for Milestone #1 and Milestone #2 are subject to a sliding scale. If a milestone achievement is exceeded by up to 20%, the payout is increased proportionally, up to a maximum of 120% of the target amount. If a milestone achievement is missed by up to 20%, the payout is reduced proportionally, to a minimum of 80% of the target amount. If a milestone achievement is missed by more than 20%, no payout is earned for that milestone. Any earned bonus in connection with Milestone #1 would be payable by June 30, 2026, and any earned bonus in connection with Milestone #2 would be payable by September 30, 2026.

Each executive officer must be employed by the Company and in good standing at the time of the applicable payout date in order to receive the applicable retention bonus.

Dr. Short Retention Bonus

In lieu of a bonus plan for the first eight months of 2026, on March 20, 2026, the Board approved a retention bonus program for Jay M. Short, Ph.D., the Company’s Chief Executive Officer. As described above, Dr. Short did not earn a bonus for 2025, or receive a salary increase for 2026.

The retention bonus for Dr. Short provides for a single cash payout contingent upon the achievement of certain financial and capital raising milestones by August 31, 2026. The target retention bonus amount is $449,712, representing 60% of Dr. Short’s annual base salary. The payout is subject to a sliding scale based on the level of milestone achievement. If the milestone achievement is exceeded by up to 20%, the payout is increased proportionally, up to a maximum of 120% of the target amount. If the milestone achievement is missed by up to 20%, the payout is reduced proportionally, to a minimum of 80% of the target amount. If the milestone achievement is missed by more than 20%, no payout is earned. Any earned bonus would be payable by September 30, 2026.

Dr. Short must be employed by the Company and in good standing at the time of the payout date in order to receive the retention bonus.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on March 2, 2026, the Company originally convened a special meeting of stockholders (the “Special Meeting”) for the sole purpose of adjourning the Special Meeting to a later date and time. At the reconvened Special Meeting on March 23, 2026, there were present, in person virtually or by proxy, holders of 50,698,581 shares of common stock, or approximately 68% of the total outstanding shares eligible to be voted. The final voting results with respect to the proposal presented at the reconvened Special Meeting are set forth below:

Proposal 1: The Merger Proposal

The Company’s stockholders approved and adopted the Agreement and Plan of Merger, as amended from time to time, including pursuant to Amendment No. 1 to Agreement and Plan of Merger, which was adopted by the Board of Directors of the Company and executed by the parties to that certain Agreement and Plan of Merger, dated as of January 30, 2026, by and between the Company and its wholly owned subsidiary, BA Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger” and such proposal, the “Merger Proposal”), by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,210,718	1,473,541	14,322	0

Because there were sufficient votes to approve the Merger Proposal, the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal, was not submitted for a vote at the reconvened Special Meeting.

At the effective time of the Merger, (i) Merger Sub will merge with and into the Company, with the Company surviving the Merger, and (ii) every fifty (50) shares of common stock of the Company issued and outstanding, or held as treasury stock, will be converted into one (1) share of common stock of the surviving corporation, which shall be the Company (the “Share Consolidation”). The Company plans to effect the Merger and the Share Consolidation as soon as possible subject to required Nasdaq notice periods. The effective date of the Merger has not been determined and will be announced by the Company at least two business days prior to its implementation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	March 23, 2026	By:	/s/ Christian Vasquez
Christian Vasquez Chief Financial Officer